NSAR ITEM 77O.3

                                VKAC Growth Fund
                               10f-3 Transactions

UNDERWRITING #                UNDERWRITING                  PURCHASED FROM

       1            Peritus Software Services, Inc.     Montgomery Securities
       2                     Monarch Dental               Hambrecht & Quist
       3              Galileo International, Inc.           Merrill Lynch
       4                    CMP Media, Inc.                 Goldman Sachs
       5                    CMP Media, Inc.                  Furman Selz
       6                   Galileo Technology                 Alex Brown
       7                    Ocular Sciences                  Cowen & Co.
       8                    Ocular Sciences                  Bear Stearns
       9                       QAD, Inc.                     Smith Barney
      10                        E-Trade                  Robertson, Stephens
      11                  J.D. Edwards and Co.           Robertson, Stephens
      12                  J.D. Edwards and Co.               Furman Selz
      13                  J.D. Edwards and Co.         Deutsche Morgan Grenfell
      14                 Avis Rent A Car, Inc.               Bear Stearns
      15              U.S.A. Floral Products, Inc.       Robertson, Stephens
      16              U.S.A. Floral Products, Inc.           Smith Barney
      17              U.S.A. Floral Products, Inc.           Furman Selz
      18              Concord Communications, Inc.      Montgomery Securities
      19                       Dril-Quip                 Donaldson, Lufkin &
                                                               Jenrette
      20                       Dril-Quip                    Simmons & Co.
      21                        U.S. Web                  Hambrecht & Quist


UNDERWRITING #      AMOUNT OF SHARES  % OF UNDERWRITING    DATE OF PURCHASE
                        PURCHASED
       1                  11,000           0.314%               07/01/97
       2                   4,700           0.171%               07/18/97
       3                  10,000           0.031%               07/24/97
       4                  40,000           0.800%               07/24/97
       5                     500           0.010%               07/24/97
       6                  12,000           0.436%               07/29/97
       7                  10,000           0.139%               08/04/97
       8                  10,000           0.139%               08/04/97
       9                  46,300           0.805%               08/05/97
      10                   5,000           0.062%               08/20/97
      11                   1,500           0.009%               09/23/97
      12                     500           0.003%               09/23/97
      13                  17,500           0.111%               09/23/97
      14                   6,000           0.031%               09/23/97
      15                   3,100           0.062%               10/09/97
      16                   3,750           0.075%               10/09/97
      17                     300           0.006%               10/09/97
      18                  16,300           0.562%               10/15/97
      19                   2,500           0.050%               10/22/97

      20                   1,000           0.020%               10/22/97
      21                  75,000           1.500%               12/05/97



Other Firms participating in Underwriting:

Underwriting for #1

Montgomery Securities
Wessels, Arnold & Henderson LLC
H.C. Wainwright & Co., Inc.
Alex, Brown & Sons Incorporated
Cowen & Co.
Donaldson, Lufkin & Jenrette Securities Corporation
J.P. Morgan Securities Inc.
Morgan Stanley & Co., Incorporated
Oppenheimer & Co., Inc.
Punk, Ziegel & Knoell, L.P.
Adams, Harkness, & Hill, Inc.
Cruttenden Roth Incorporated
First Albany Corporation
Furman Selz LLC
Hampshire Securities Corporation
Hanifen, Imhoff Inc.

Underwriting for #2

Hambrecht & Quist LLC
Montgomery Securities
Salomon Brothers Inc.
Bear Stearns & Co. Inc.
Alex, Brown & Sons Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
Morgan Stanley & Co., Incorporated
Piper Jaffray Inc.
Prudential Securities Incorporated
Robertson, Stephens & Company LLC
Charles Schwab & Co., Inc.
Smith Barney Inc.
Allen & Company Incorporated
Robert W. Baird & Co. Incorporated
J.C. Bradford & Co.
Cleary Gull Reiland & McDevitt Inc.


Underwriting for #2 (con't)

Equitable Securities Corporation
EVEREN Securities, Inc.
First Southwest Company
Fox-Pitt, Kelton Inc.
Mesirow Financial Inc.
Pacific Growth Equities, Inc.
The Robinson-Humphrey Company, Inc.

Underwriting for #3 & 6

Morgan Stanley & Co., Inc
Lehman Brothers Inc.
Merrill Lynch, Inc.
J.P. Morgan Securities Inc.
SBC Warburg Inc.
ABN AMRO Chicago Corporation
Advest, Inc.
Bear, Stearns & Co. Inc.
Charsworth Securities LLC
Dominick & Dominick, Inc.
A.G. Edwards & Sons, Inc.
EVEREN Securities, Inc.
First of Michigan Corporation
Furman Selz LLC
Goldman, Sachs & Co.
Guzman & Company
Janney Montgomery Scott Inc.
Edward D. Jones & Co.
Lazard Freres & Co. LLC
Legg Mason Wood Walker, Inc.
McDonald & Company Securities, Inc.
Needham & Company, Inc.
Nesbitt Burns Securities Inc.
Ormes Capital Markets, Inc.
Paribas Corporation
Ragen MacKenzie Incorporated
Rauscher Pierce Refsnes, Inc.
Raymond James & Associates, Inc.


Underwriting for #3 & 6

RBC Dominion Securities Inc.
Robertson, Stephens & Company LLC
The Robinson-Humphrey Company Inc.
Scott & Stringfellow, Inc.
Societe Generale Securities Corporation
Sutro & Co. Incorporated
Wheat, First Securities, Inc.

Underwriting for #4 & 5

Goldman Sachs & Co.
Lazard Freres & Co. LLC
Bear, Stearns & Co. Inc.
Furman Selz LLC
Alex, Brown & Sons Incorporated
Deutsche Morgan Grenfell Inc.
Donaldson, Lufkin & Jenrette Securities
A.G. Edwards & Sons, Inc.
Morgan Stanley & Co., Incorporated
Wasserstein Perella Securities, Inc.
William Blair & Company LLC
Cowen & Company
Legg Mason Wood Walker Incorporated
Raymond James & Associates, Inc.
Roney & Co., LLC
Utendahl Capital Partners, L.P.

Underwriting for #7 & 8

Morgan Stanley & Co., Inc.
Bear, Stearns & Co., Inc.
Cowen & Company
Sanford C. Bernstein & Co., Inc.
Alex, Brown & Sons Incorporated
Deutsche Morgan Grenfell Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Gerard Klauer Mattision & Co., LLC
Goldman, Sachs & Co.


Underwriting for #7 & 8 (con't)

Edward D. Jones & Co., LP
John G. Kinnard and Company, Inc.
McDonald & Company Securities, Inc.
Merrill Lynch, Inc.
Needham & Company Securities, Inc.
Oppenheimer & Co., Inc.
Smith Barney Inc.
Van Kasper & Company

Underwriting for #9

Smith Barney Inc.
Cowen & Company
Robertson, Stephens & Company LLC
Dakin Securities Corporation
Deutsche Morgan Grenfell Inc.
Houlihan, Lokey, Howard & Zukin Capital, LP
Lehman Brothers, Inc.
Merrill Lynch Inc.
Montgomery Securities
J.P. Morgan Securities Inc.
Morgan Stanley & Co., Inc.
Needham & Company, Inc.
Pacific Growth Equities, Inc.
Punk, Ziegel & Company, L.P.
The Robinson-Humphrey Company, Inc.
Salomon Brothers Inc.
SoundView Financial Group, Inc.
Unterberg Harris
Wessels, Arnold & Henderson, LLC

Underwriting for # 10

Robertson, Stephens & Company LLC
Hambrecht & Quist LLC
Deutsche Morgan Grenfell Inc.
Montgomery Securities
E*Trade Securities, Inc.


Underwriting for #10 (con't)

Goldman, Sachs & Co.
Morgan Stanley & Co., Inc.
Oppenheimer & Co., Inc.
Piper Jaffrey Inc.
Raymond James & Associates, Inc.
Wessels, Arnold & Henderson

Underwriting for #11, 12 & 13

Morgan Stanley & Co. Incorporated
Deutsche Morgan Grenfell Inc.
Robertson, Stephens & Company LLC
William Blair & Company, LLC
Cowen & Company
Dain Bosworth Incorporated
A.G. Edwards & Sons, Inc.
Furman Selz LLC
Goldman, Sachs & Co.
Hanifen, Imhoff Inc.
Merrill Lynch, Inc.
Montgomery Securities
Piper Jaffray Inc.
Soundview Financial Group Inc.
UBS Securities LLC

Underwriting for #14

Bear, Stearns & Co., Inc.
Goldman, Sachs & Co.
Lehman Brothers Inc.
Montgomery Securities
Robertson, Stephens & Company LLC
Blaylock & Partners, L.P.
Chase Securities Inc.
ABN AMRO Chicago Corporation
BT Alex, Brown  Inc.
Cowen & Company
Credit Suisse First Boston Corporation


Underwriting for #14 (con't)

Donaldson, Lufkin & Jenrette Securities Corporation
Furman Selz LLC
Lazard Freres & Co. LLC
Merrill Lynch, Inc.
J.P. Morgan Securities, Inc.
Morgan Stanley & Co., Inc.
Salomon Brothers Inc.
Smith Barney Inc.
Arnhold and S. Bleichroeder, Inc.
Gaines, Berland Inc.
McDonald & Company Securities, Inc.
Ormes Capital Markets, Inc.
Raymond James & Associates, Inc.
Sturdivant & Co., Inc.

Underwriting for #15, 16 & 17

Morgan Stanley & Co., Inc.
BancAmerica Robertson Stephens
Smith Barney Inc.
Advest, Inc.
J.C. Bradford & Co.
Blackford Securities Corp.
BT Alex, Brown Incorporated
Friedman, Billings, Ramsey & Co., Inc.
Furman Selz LLC
Janney Montgomery Scott Inc.
Edward D. Jones & Co., LP
Oppenheimer & Co., Inc.
Sands Brothers & Co., Ltd.

Underwriting for #18

NationsBanc Montgomery Securities, Inc.
BancAmerica Robertson Stephens
Wessels, Arnold & Henderson, LLC
BT Alex, Brown Inc.
Bear, Stearns & Co., Inc.


Underwriting for #18 (con't)

Cowne & Company
Credit Suisse First Boston Corp.
Hambrecht & Quist LLC
Morgan Stanley & Co. Incorporated
Prudential Securities Inc.
Adams, Harkness & Hill Inc.
Cruttenden Roth Incorporated
First Albany Corporation
Hampshire Securities Corp.
Soundview Financial Group
Tucker Anthony Incorporated
Volpe Brown Whelan & Company, LLC
H.C. Wainwright & Co., Inc.

Underwriting for #19 & 20

Morgan Stanley & Co., Inc.
Donaldson, Lufkin & Jenrette Securities Corp.
Howard, Weil, Labouisse, Friedrichs Inc.
Morgan Keegan & Company, Inc.
Simmons & Company

Underwriting for #21

Hambrecht & Quist LLC
Donaldson, Lufkin & Jenrette Securities Corp.
Wessels, Arnold & Henderson, LLC
First Albany Corp.
BancAmerica Robertson Stephens
BT Alex, Brown Inc.
Charles Schwab & Co., Inc.
Cruttenden Roth Inc.
Pacific Growth Equities, Inc.
Raymond James & Associates, Inc.
SoundView Financial Group, Inc.
Sutro & Company Inc.
Van Kasper & Company